Capital City Bank Group, Inc.

Reports Third Quarter 2017 Results

TALLAHASSEE, Fla. (October 24, 2017) – Capital City Bank Group, Inc. (Nasdaq: CCBG) today reported net income of $4.6 million, or $0.27 per diluted share for the third quarter of 2017 compared to net income of $3.6 million, or $0.21 per diluted share for the second quarter of 2017, and $2.9 million, or $0.17 per diluted share, for the third quarter of 2016.  For the first nine months of 2017, net income totaled $10.9 million, or $0.64 per diluted share, compared to net income of $8.4 million, or $0.49 per diluted share for the same period in 2016.

HIGHLIGHTS

•   Earnings per share grew 29% sequentially and 31% over prior year to date

•   Significant improvement in operating leverage driven by margin expansion and expense reduction

-       Net interest income up 3.7% sequentially and 6.2% over prior year to date

-       Average loan growth of 1.9% sequentially and 5.2% over prior year to date

-       Noninterest expense down 4.3% sequentially and 3.6% from prior year to date

•   NPAs down 21% sequentially and 35% from year-end 2016

“We delivered another quarter of strong results through a persistent focus on growing our loan portfolio and managing expenses. Given our asset-sensitive balance sheet, the higher rate environment has produced strong growth in our margin. We continue to manage our credit risk in line with our commitment to responsible growth in the markets we serve.  Lower expenses reflect our sustained focus on streamlining our operations.  The possibilities for the future are exciting as we execute on initiatives that provide shareowner value and enhance performance.”

Compared to the second quarter of 2017, the increase in earnings reflected higher net interest income of $0.8 million, a $1.2 million decrease in noninterest expense, and a $0.1 million reduction in the loan loss provision, partially offset by higher income taxes of $1.0 million and a $0.1 million decrease in noninterest income.

Compared to the third quarter of 2016, performance reflected higher net interest income of $1.9 million and a $1.3 million decrease in noninterest expense, partially offset by higher income taxes of $1.1 million and a $0.4 million increase in the loan loss provision.

The increase in earnings for the first nine months of 2017 versus the comparable period in 2016 was attributable to higher net interest income of $3.6 million and a $3.1 million reduction in noninterest expense, partially offset by lower noninterest income of $2.0 million, a $1.2 million increase in income taxes, and a $1.0 million increase in the loan loss provision.

Our return on average assets (“ROA”) was 0.65% and our return on average equity (“ROE”) was 6.33% for the third quarter of 2017.  These metrics were 0.51% and 5.07% for the second quarter of 2017, respectively, and 0.42% and 4.12% for the third quarter of 2016, respectively.  For the first nine months of 2017, our ROA was 0.52% and our ROE was 5.15% compared to 0.41% and 4.06%, respectively, for the same period in 2016.

Discussion of Operating Results

Tax equivalent net interest income for the third quarter of 2017 was $21.6 million compared to $20.8 million for the second quarter of 2017 and $19.6 million for the third quarter of 2016.  The increase in tax equivalent net interest income compared to both prior periods reflected a favorable shift in the earning asset mix and improved yields, partially offset by higher rates paid on negotiated rate deposits. Also, as compared to the second quarter of 2017, there was one additional calendar day.  For the first nine months of 2017, tax equivalent net interest income totaled $62.4 million compared to $58.6 million for the comparable period in 2016.  The year over year increase was driven by growth in the loan and investment portfolios, coupled with higher short-term rates, partially offset by a higher rate paid on negotiated rate deposits and one less calendar day as 2016 was a Leap Year.

The overnight funds rate has increased four times since December 2015, positively affecting our net interest income due to favorable repricing of our variable and adjustable rate earning assets.  Although these rate increases have also resulted in higher rates paid on our negotiated rate deposit products, we continue to monitor and manage our overall cost of funds, which was 17 basis points in the third quarter of 2017, and 15 basis points for the full year.  Despite highly competitive loan pricing across most markets, the yield of the overall loan portfolio has increased quarter-over-quarter.

Our net interest margin for the third quarter of 2017 was 3.48%, an increase of 15 basis points over the second quarter of 2017 and an increase of 25 basis points over the third quarter of 2016.  For the first nine months of 2017, the net interest margin increased 12 basis points to 3.34% compared to the same period in 2016.  The increase in the margin as compared to all respective periods reflects rising interest rates and a favorable shift in our earning asset mix, which has produced higher net interest income in each period.

The provision for loan losses for the third quarter of 2017 was $0.5 million compared to $0.6 million for the second quarter of 2017 and no provision for the third quarter of 2016.  For the first nine months of 2017, the loan loss provision totaled $1.4 million compared to $0.4 million for the same period in 2016.  The increase in the loan loss provision compared to the prior year was primarily attributable to growth in the loan portfolio.  At September 30, 2017, the allowance for loan losses was $13.3 million, or 0.82% of outstanding loans (net of overdrafts) and provided coverage of 203% of nonperforming loans compared to 0.81% and 166%, respectively, at June 30, 2017 and 0.86% and 157%, respectively, at December 31, 2016.

Noninterest income for the third quarter of 2017 totaled $13.0 million, a decrease of $0.1 million, or 1.1%, from the second quarter of 2017, and unchanged from the third quarter of 2016.  For the first nine months of 2017, noninterest income totaled $38.8 million, a $2.0 million, or 5.0%, decrease from the same period in 2016, primarily due to lower other income of $2.5 million and deposit fees of $0.8 million, partially offset by higher wealth management fees of $0.9 million and mortgage banking fees of $0.5 million.  The decrease in other income was attributable to a $2.5 million gain from the partial retirement of our trust preferred securities (“TRUPs”) in the second quarter of 2016.  Growth in assets under management as well as improved sales efforts have resulted in strong growth in wealth management fees.  Third quarter 2017 wealth management fees reflected a large account booked during the quarter that contributed $0.2 million in gross fees.  Continued strong home sales in our markets and a growing market share of residential loan production have driven the improvement in mortgage banking fees.

Noninterest expense for the third quarter of 2017 totaled $26.7 million, a decrease of $1.2 million, or 4.3%, from the second quarter of 2017, and a $1.3 million, or 4.7%, decline from the third quarter of 2016.  Lower other real estate owned (“OREO”) expense and other expense drove the reduction from both prior periods.  The reduction in OREO expense reflected a higher level of gains recognized on the sale of OREO properties.  The decrease in other expense was attributable to lower advertising expense, legal expense, professional fees, and processing fees.  For the first nine months of 2017, noninterest expense totaled $82.6 million, a decrease of $3.1 million, or 3.6%, from the same period in 2016 primarily attributable to lower OREO expense of $2.5 million, other expense of $1.1 million, and occupancy expense of $0.3 million that was partially offset by higher compensation expense of $0.8 million.  All OREO expense categories (gain/loss on sale, carrying costs, and valuation adjustments) continue to improve as we liquidate our remaining properties.  Continued reduction in legal expense and FDIC insurance expense drove the decline in other expense.  The decrease in occupancy expense reflected our continuing efforts to optimize our banking office structure.  The increase in compensation expense was primarily due to higher stock compensation expense related to higher pay-out values reflective of improving financial performance.  Higher pension plan expense contributed to a lesser extent and was attributable to utilization of a lower discount rate for plan liabilities.

We realized income tax expense of $2.5 million (35% effective rate) for the third quarter of 2017 compared to $1.6 million (30% effective rate) for the second quarter of 2017 and $1.4 million (33% effective rate) for the third quarter of 2016.  The lower effective tax rate for the second quarter of 2017 reflected income tax benefits realized in connection with stock based compensation awards.  For the first nine months of 2017, income tax expense totaled $5.5 million (34% effective rate) compared to $4.3 million (34% effective rate) for the comparable period in 2016.

Discussion of Financial Condition

Average earning assets were $2.466 billion for the third quarter of 2017, a decrease of $35.7 million, or 1.4%, from the second quarter of 2017, and an increase of $42.9 million, or 1.8%, over the fourth quarter of 2016.  The decline in earning assets compared to the second quarter 2017 was attributable to decreases in our short-term investments, partially offset by growth in our loan portfolio. The increase in earning assets compared to the fourth quarter 2016 was primarily due to growth in the loan portfolio, partially offset by a decline in total investment securities. The decline in the level of our short-term investments (which consists primarily of overnight funds) during the third quarter was mostly attributable to the seasonality of our public fund deposits.

We maintained an average net overnight funds (deposits with banks plus fed funds sold less fed funds purchased) sold position of $140.7 million during the third quarter of 2017 compared to an average net overnight funds sold position of $200.8 million in the second quarter of 2017 and $145.5 million in the fourth quarter of 2016. The decrease in net overnight funds compared to the second quarter of 2017 reflected growth in our loan portfolio and declines in public fund balances. The decrease in net overnight funds compared to the fourth quarter of 2016 primarily reflected higher levels of loan growth, partially offset by increases in noninterest bearing deposits and savings accounts.

Average loans increased $29.9 million, or 1.9% compared to the second quarter of 2017, and have grown $65.3 million, or 4.2% compared to the fourth quarter of 2016.  Increases over both prior periods reflected growth in all loans types except commercial loans and home equity loans.  We have acquired three loan pools during 2017, including $18.3 million of adjustable rate residential loans in the first quarter, $16.4 million of fixed and adjustable commercial real estate loans in the second quarter, and $8.5 million of adjustable residential real estate loans in the third quarter.  The loans were individually reviewed and evaluated in accordance with our credit underwriting standards.

We continue to make minor modifications on some of our lending programs to try to mitigate the impact that consumer and business deleveraging has had on our portfolio.  These programs, coupled with economic improvements in our anchor markets, have helped to increase overall production.

Nonperforming assets (nonaccrual loans and OREO) totaled $12.5 million at September 30, 2017, a decrease of $3.4 million, or 21%, from June 30, 2017 and $6.6 million, or 35%, from December 31, 2016.  Nonaccrual loans totaled $6.6 million at September 30, 2017, a $1.4 million decrease from June 30, 2017 and a $2.0 million decrease from December 31, 2016.  The balance of OREO totaled $6.0 million at September 30, 2017, a decrease of $2.0 million from June 30, 2017 and $4.6 million from December 31, 2016.  Nonperforming assets represented 0.45% of total assets at September 30, 2017 compared to 0.57% at June 30, 2017 and 0.67% at December 31, 2016.

Average total deposits were $2.329 billion for the third quarter of 2017, a decrease of $44.3 million, or 1.9%, from the second quarter of 2017, and an increase of $22.2 million, or 1.0% over the fourth quarter of 2016.  The decline in average deposits compared to the second quarter of 2017 reflected lower public NOW account and certificates of deposit balances, partially offset by increases in all other deposit types. The increase over the fourth quarter 2016 reflects higher levels of noninterest bearing deposits, savings accounts, and money market accounts, partially offset by declines in public NOW accounts and certificates of deposit.  The seasonal inflows of public funds peaked in the first quarter of 2017 for this cycle, and are expected to decline into the fourth quarter of 2017.

Deposit levels remain strong, as the seasonal decline in public NOW accounts was partially offset by increases in all other non-maturity deposits during the quarter.  Average core deposits continue to experience growth as rates have increased from historical lows.  We continue to monitor our overall liquidity position and deposit rates as we believe that a prudent pricing discipline remains the key to managing our mix of deposits.

Compared to the second quarter of 2017, average borrowings increased $0.3 million due to an increase in the balance of repurchase agreements, partially offset by a decline in long-term borrowings.  Compared to the fourth quarter of 2016, average borrowings decreased by $6.9 million primarily driven by FHLB pay-downs of matched funded advances.

Shareowners’ equity was $285.2 million at September 30, 2017, compared to $281.5 million at June 30, 2017 and $275.2 million at December 31, 2016.  Our leverage ratio was 10.48%, 10.20%, and 10.23%, respectively, for these periods.  Further, at September 30, 2017, our risk-adjusted capital ratio was 16.96% compared to 16.32% and 16.28% at June 30, 2017 and December 31, 2016, respectively.  Our common equity tier 1 ratio was 13.26% at September 30, 2017, compared to 12.72% at June 30, 2017 and 12.61% at December 31, 2016.  All of our capital ratios exceeded the threshold to be designated as “well-capitalized” under the Basel III capital standards.

About Capital City Bank Group, Inc.

Capital City Bank Group, Inc. (Nasdaq: CCBG) is one of the largest publicly traded financial holding companies headquartered in Florida and has approximately $2.8 billion in assets.  We provide a full range of banking services, including traditional deposit and credit services, mortgage banking, asset management, trust, merchant services, bankcards, and securities brokerage services.  Our bank subsidiary, Capital City Bank, was founded in 1895 and now has 60 banking offices and 73 ATMs in Florida, Georgia and Alabama.  For more information about Capital City Bank Group, Inc., visit www.ccbg.com.

FORWARD-LOOKING STATEMENTS

Forward-looking statements in this Press Release are based on current plans and expectations that are subject to uncertainties and risks, which could cause the Company’s future results to differ materially.  The following factors, among others, could cause the Company’s actual results to differ: the accuracy of the Company’s financial statement estimates and assumptions; legislative or regulatory changes, including the Dodd-Frank Act, Basel III, and the ability to repay and qualified mortgage standards; fluctuations in inflation, interest rates, or monetary policies; the effects of security breaches and computer viruses that may affect the Company’s computer systems or fraud related to debit card products; changes in consumer spending and savings habits; the Company’s growth and profitability; the strength of the U.S. economy and the local economies where the Company conducts operations; the effects of the Company’s lack of a diversified loan portfolio, including the risks of geographic and industry concentrations; harsh weather conditions and man-made disasters; changes in the stock market and other capital and real estate markets; customer acceptance of third-party products and services; increased competition and its effect on pricing, including the long-term impact on our net interest margin from the repeal of Regulation Q; negative publicity and the impact on our reputation; technological changes, especially changes that allow out of market competitors to compete in our markets; changes in accounting; and the Company’s ability to manage the risks involved in the foregoing.  Additional factors can be found in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, and the Company’s other filings with the SEC, which are available at the SEC’s internet site (http://www.sec.gov).  Forward-looking statements in this Press Release speak only as of the date of the Press Release, and the Company assumes no obligation to update forward-looking statements or the reasons why actual results could differ.

USE OF NON-GAAP FINANCIAL MEASURES

We present a tangible common equity ratio and a tangible book value per diluted share that removes the effect of goodwill resulting from merger and acquisition activity.  We believe these measures are useful to investors because it allows investors to more easily compare our capital adequacy to other companies in the industry.  The GAAP to non-GAAP reconciliation is provided below.

(Dollars in Thousands)		Sep 30, 2017	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016	Sep 30, 2016
Shareowners' Equity (GAAP)		$285,201	$281,513	$278,059	$275,168	$276,624
Less: Goodwill (GAAP)		84,811	84,811	84,811	84,811	84,811
Tangible Shareowners' Equity (non-GAAP)	A	200,390	196,702	193,248	190,357	191,813
Total Assets (GAAP)		2,790,842	2,814,843	2,895,531	2,845,197	2,753,154
Less: Goodwill (GAAP)		84,811	84,811	84,811	84,811	84,811
Tangible Assets (non-GAAP)	B	$2,706,031	$2,730,032	$2,810,720	$2,760,386	$2,668,343
Tangible Common Equity Ratio (non-GAAP)	A/B	7.41%	7.21%	6.88%	6.90%	7.19%
Actual Diluted Shares Outstanding (GAAP)	C	17,045	17,025	16,979	16,949	16,874
Tangible Book Value per Diluted Share (non-GAAP)	A/C	$11.76	$11.55	$11.38	$11.23	$11.37

CAPITAL CITY BANK GROUP, INC.
EARNINGS HIGHLIGHTS
Unaudited

	Three Months Ended			Nine Months Ended
(Dollars in thousands, except per share data)	Sep 30, 2017	Jun 30, 2017	Sep 30, 2016	Sep 30, 2017	Sep 30, 2016

EARNINGS
Net Income	$4,555	$3,561	$2,873	$10,860	$8,450
Net Income Per Common Share	$0.27	$0.21	$0.17	$0.64	$0.49
PERFORMANCE
Return on Average Assets	0.65%	0.51%	0.42%	0.52%	0.41%
Return on Average Equity	6.33%	5.07%	4.12%	5.15%	4.06%
Net Interest Margin	3.48%	3.33%	3.23%	3.34%	3.22%
Noninterest Income as % of Operating Revenue	37.94%	39.05%	40.24%	38.72%	41.40%
Efficiency Ratio	77.21%	82.28%	85.92%	81.53%	86.05%
CAPITAL ADEQUACY
Tier 1 Capital Ratio	16.19%	15.58%	15.48%	16.19%	15.48%
Total Capital Ratio	16.96%	16.32%	16.28%	16.96%	16.28%
Tangible Common Equity Ratio	7.41%	7.21%	7.19%	7.41%	7.19%
Leverage Ratio	10.48%	10.20%	10.12%	10.48%	10.12%
Common Equity Tier 1 Ratio	13.26%	12.72%	12.55%	13.26%	12.55%
Equity to Assets	10.22%	10.00%	10.05%	10.22%	10.05%
ASSET QUALITY
Allowance as % of Non-Performing Loans	203.39%	166.23%	159.56%	203.39%	159.56%
Allowance as a % of Loans	0.82%	0.81%	0.88%	0.82%	0.88%
Net Charge-Offs as % of Average Loans	0.10%	0.17%	(0.02)%	0.12%	0.05%
Nonperforming Assets as % of Loans and ORE	0.76%	0.97%	1.35%	0.76%	1.35%
Nonperforming Assets as % of Total Assets	0.45%	0.57%	0.78%	0.45%	0.78%
STOCK PERFORMANCE
High	$24.58	$22.39	$15.35	$24.58	$15.96
Low	19.60	17.68	13.32	17.68	12.83
Close	$24.01	$20.42	$14.77	$24.01	$14.77
Average Daily Trading Volume	29,551	23,349	19,696	25,362	20,840

CAPITAL CITY BANK GROUP, INC.
CONSOLIDATED STATEMENT OF FINANCIAL CONDITION
Unaudited

	2017			2016
(Dollars in thousands)	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter
ASSETS
Cash and Due From Banks	$50,420	$72,801	$47,650	$48,268	$79,608
Funds Sold and Interest Bearing Deposits	140,694	162,377	290,897	247,779	144,576
Total Cash and Cash Equivalents	191,114	235,178	338,547	296,047	224,184

Investment Securities Available for Sale	510,846	529,686	541,102	522,734	500,139
Investment Securities Held to Maturity	184,262	157,074	158,515	177,365	189,928
Total Investment Securities	695,108	686,760	699,617	700,099	690,067

Loans Held for Sale	7,800	8,213	7,498	10,886	10,510

Loans, Net of Unearned Interest
Commercial, Financial, & Agricultural	215,963	213,544	214,595	216,404	223,278
Real Estate - Construction	67,813	67,331	59,938	58,443	54,107
Real Estate - Commercial	527,331	519,140	503,868	503,978	497,775
Real Estate - Residential	306,272	302,072	295,406	272,895	276,193
Real Estate - Home Equity	228,499	230,995	231,300	236,512	235,433
Consumer	273,670	269,539	268,921	262,735	258,173
Other Loans	9,311	17,057	9,586	8,614	10,875
Overdrafts	1,479	1,518	1,345	1,708	1,678
Total Loans, Net of Unearned Interest	1,630,338	1,621,196	1,584,959	1,561,289	1,557,512
Allowance for Loan Losses	(13,339)	(13,242)	(13,335)	(13,431)	(13,744)
Loans, Net	1,616,999	1,607,954	1,571,624	1,547,858	1,543,768

Premises and Equipment, Net	92,345	92,495	93,755	95,476	96,499
Goodwill	84,811	84,811	84,811	84,811	84,811
Other Real Estate Owned	5,987	7,968	9,501	10,638	12,738
Other Assets	96,678	91,464	90,178	99,382	90,577
Total Other Assets	279,821	276,738	278,245	290,307	284,625

Total Assets	$2,790,842	$2,814,843	$2,895,531	$2,845,197	$2,753,154

LIABILITIES
Deposits:
Noninterest Bearing Deposits	$870,644	$842,314	$836,011	$791,182	$801,671
NOW Accounts	749,816	787,090	882,605	904,014	793,363
Money Market Accounts	249,964	265,032	263,080	252,800	257,004
Regular Savings Accounts	329,742	327,560	321,160	304,680	298,682
Certificates of Deposit	147,451	149,937	156,449	159,610	164,387
Total Deposits	2,347,617	2,371,933	2,459,305	2,412,286	2,315,107

Short-Term Borrowings	6,777	6,105	7,603	12,749	12,113
Subordinated Notes Payable	52,887	52,887	52,887	52,887	52,887
Other Long-Term Borrowings	15,047	15,631	16,460	14,881	21,368
Other Liabilities	83,313	86,774	81,217	77,226	75,055

Total Liabilities	2,505,641	2,533,330	2,617,472	2,570,029	2,476,530

SHAREOWNERS' EQUITY
Common Stock	170	170	170	168	168
Additional Paid-In Capital	35,892	35,522	34,859	34,188	33,152
Retained Earnings	275,013	271,646	268,934	267,037	264,581
Accumulated Other Comprehensive Loss, Net of Tax	(25,874)	(25,825)	(25,904)	(26,225)	(21,277)

Total Shareowners' Equity	285,201	281,513	278,059	275,168	276,624

Total Liabilities and Shareowners' Equity	$2,790,842	$2,814,843	$2,895,531	$2,845,197	$2,753,154

OTHER BALANCE SHEET DATA
Earning Assets	$2,473,940	$2,478,546	$2,582,971	$2,520,053	$2,402,664
Interest Bearing Liabilities	1,551,684	1,604,242	1,700,244	1,701,621	1,599,804

Book Value Per Diluted Share	$16.73	$16.54	$16.38	$16.23	$16.39
Tangible Book Value Per Diluted Share	11.76	11.55	11.38	11.23	11.37

Actual Basic Shares Outstanding	16,966	16,964	16,954	16,845	16,807
Actual Diluted Shares Outstanding	17,045	17,025	16,979	16,949	16,874

CAPITAL CITY BANK GROUP, INC.
CONSOLIDATED STATEMENT OF OPERATIONS
Unaudited

						Nine Months Ended
	2017			2016		September 30,
(Dollars in thousands, except per share data)	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	2017	2016

INTEREST INCOME
Interest and Fees on Loans	$19,479	$18,720	$18,005	$18,671	$18,046	$56,204	$54,196
Investment Securities	2,416	2,169	2,042	1,949	1,846	6,627	5,234
Funds Sold	446	533	493	212	212	1,472	892
Total Interest Income	22,341	21,422	20,540	20,832	20,104	64,303	60,322

INTEREST EXPENSE
Deposits	530	388	281	224	223	1,199	655
Short-Term Borrowings	15	17	45	57	43	77	91
Subordinated Notes Payable	420	404	379	363	341	1,203	1,071
Other Long-Term Borrowings	115	117	99	129	177	331	599
Total Interest Expense	1,080	926	804	773	784	2,810	2,416
Net Interest Income	21,261	20,496	19,736	20,059	19,320	61,493	57,906
Provision for Loan Losses	490	589	310	464	-	1,389	355
Net Interest Income after Provision for Loan Losses	20,771	19,907	19,426	19,595	19,320	60,104	57,551

NONINTEREST INCOME
Deposit Fees	5,153	5,052	5,090	5,238	5,373	15,295	16,094
Bank Card Fees	2,688	2,870	2,803	2,754	2,759	8,361	8,467
Wealth Management Fees	2,197	2,073	1,842	1,773	1,774	6,112	5,256
Mortgage Banking Fees	1,480	1,556	1,308	1,392	1,503	4,344	3,800
Other	1,478	1,584	1,675	1,621	1,602	4,737	7,286
Total Noninterest Income	12,996	13,135	12,718	12,778	13,011	38,849	40,903

NONINTEREST EXPENSE
Compensation	16,349	16,292	16,496	16,699	15,993	49,137	48,285
Occupancy, Net	4,501	4,555	4,381	4,519	4,734	13,437	13,777
Other Real Estate, Net	(118)	315	583	343	821	780	3,306
Other	5,975	6,759	6,462	5,999	6,474	19,196	20,286
Total Noninterest Expense	26,707	27,921	27,922	27,560	28,022	82,550	85,654

OPERATING PROFIT	7,060	5,121	4,222	4,813	4,309	16,403	12,800
Income Tax Expense	2,505	1,560	1,478	1,517	1,436	5,543	4,350
NET INCOME	$4,555	$3,561	$2,744	$3,296	$2,873	$10,860	$8,450

PER SHARE DATA
Basic Net Income	$0.27	$0.21	$0.16	$0.20	$0.18	$0.64	$0.50
Diluted Net Income	0.27	0.21	0.16	0.20	0.17	0.64	0.49
Cash Dividend	$0.07	$0.05	$0.05	$0.05	$0.04	$0.17	$0.12
AVERAGE SHARES
Basic	16,965	16,955	16,919	16,809	16,804	16,946	17,049
Diluted	17,044	17,016	16,944	16,913	16,871	17,009	17,100

CAPITAL CITY BANK GROUP, INC.
ALLOWANCE FOR LOAN LOSSES
AND RISK ELEMENT ASSETS
Unaudited

						Nine Months Ended
	2017			2016		September 30,
(Dollars in thousands, except per share data)	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	2017	2016

ALLOWANCE FOR LOAN LOSSES
Balance at Beginning of Period	$13,242	$13,335	$13,431	$13,744	$13,677	$13,431	$13,953
Provision for Loan Losses	490	589	310	464	0	1,389	355
Net Charge-Offs	393	682	406	777	(67)	1,481	564
Balance at End of Period	$13,339	$13,242	$13,335	$13,431	$13,744	$13,339	$13,744
As a % of Loans	0.82%	0.81%	0.84%	0.86%	0.88%	0.82%	0.88%
As a % of Nonperforming Loans	203.39%	166.23%	160.70%	157.40%	159.56%	203.39%	159.56%

CHARGE-OFFS
Commercial, Financial and Agricultural	$276	$324	$93	$377	$143	$693	$484
Real Estate - Construction	-	-	-	-	-	-	-
Real Estate - Commercial	94	478	71	70	5.00	643	279
Real Estate - Residential	125	44	116	120	96	285	779
Real Estate - Home Equity	50	-	92	38	51	142	412
Consumer	455	537	624	771	479	1,616	1,356
Total Charge-Offs	$1,000	$1,383	$996	$1,376	$774	$3,379	$3,310

RECOVERIES
Commercial, Financial and Agricultural	$79	$40	$81	$50	$199	$200	$287
Real Estate - Construction	50	-	-	-	-	50	-
Real Estate - Commercial	69	58	23	45	45	150	363
Real Estate - Residential	60	202	213	277	139	475	954
Real Estate - Home Equity	84	39	29	32	237	152	377
Consumer	265	362	244	195	221	871	765
Total Recoveries	$607	$701	$590	$599	$841	$1,898	$2,746

NET CHARGE-OFFS	$393	$682	$406	$777	$(67)	$1,481	$564

Net Charge-Offs as a % of Average Loans (1)	0.10%	0.17%	0.10%	0.20%	(0.02)%	0.12%	0.05%

RISK ELEMENT ASSETS
Nonaccruing Loans	$6,558	$7,966	$8,298	$8,533	$8,614
Other Real Estate Owned	5,987	7,968	9,501	10,638	12,738
Total Nonperforming Assets	$12,545	$15,934	$17,799	$19,171	$21,352

Past Due Loans 30-89 Days	$5,687	$3,789	$3,263	$6,438	$5,667
Past Due Loans 90 Days or More	-	-	-	-	-
Classified Loans	36,545	41,322	40,978	41,507	43,228
Performing Troubled Debt Restructuring's	$33,427	$35,436	$36,555	$38,233	$35,046

Nonperforming Loans as a % of Loans	0.40%	0.49%	0.52%	0.54%	0.55%
Nonperforming Assets as a % of Loans and
Other Real Estate	0.76%	0.97%	1.11%	1.21%	1.35%
Nonperforming Assets as a % of Total Assets	0.45%	0.57%	0.61%	0.67%	0.78%

(1) Annualized

CAPITAL CITY BANK GROUP, INC.
AVERAGE BALANCE AND INTEREST RATES(1)
Unaudited

	Third Quarter 2017			Second Quarter 2017			First Quarter 2017			Fourth Quarter 2016			Third Quarter 2016			Sep 2017 YTD			Sep 2016 YTD
(Dollars in thousands)	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate
ASSETS:
Loans, Net of Unearned Interest	$1,638,578	19,672	4.76%	$1,608,629	18,880	4.71%	$1,585,561	18,137	4.64%	$1,573,264	18,827	4.76%	$1,555,889	18,216	4.66%	$1,611,117	56,689	4.70%	$1,531,813	54,590	4.76%

Investment Securities
Taxable Investment Securities	588,518	2,150	1.45	591,825	1,898	1.28	600,528	1,784	1.20	614,560	1,726	1.12	606,606	1,632	1.07	593,579	5,832	1.31	576,790	4,591	1.03
Tax-Exempt Investment Securities	98,463	407	1.65	100,742	414	1.64	97,965	396	1.62	90,046	343	1.52	89,241	327	1.47	99,059	1,217	1.64	91,399	984	1.44

Total Investment Securities	686,981	2,557	1.48	692,567	2,312	1.34	698,493	2,180	1.26	704,606	2,069	1.17	695,847	1,959	1.12	692,638	7,049	1.36	668,189	5,575	1.11

Funds Sold	140,728	446	1.26	200,834	533	1.06	245,153	493	0.81	145,518	212	0.58	166,207	212	0.51	195,189	1,472	1.01	235,414	892	0.51

Total Earning Assets	2,466,287	$22,675	3.65%	2,502,030	$21,725	3.48%	2,529,207	$20,810	3.33%	2,423,388	$21,108	3.47%	2,417,943	$20,387	3.35%	2,498,944	$65,210	3.49%	2,435,416	$61,057	3.35%

Cash and Due From Banks	51,880			52,312			48,906			50,207			45,139			51,043			46,521
Allowance for Loan Losses	(13,542)			(13,662)			(13,436)			(14,017)			(14,052)			(13,547)			(14,102)
Other Assets	275,335			276,799			280,463			283,885			285,435			277,514			287,444

Total Assets	$2,779,960			$2,817,479			$2,845,140			$2,743,463			$2,734,465			$2,813,954			$2,755,279

LIABILITIES:
Interest Bearing Deposits
NOW Accounts	$755,620	$339	0.18%	$806,621	$222	0.11%	$880,707	$134	0.06%	$782,518	$78	0.04%	$774,899	$78	0.04%	$813,858	$694	0.11%	$778,840	$214	0.04%
Money Market Accounts	262,486	80	0.12	261,726	57	0.09	259,106	35	0.06	257,398	31	0.05	258,183	30	0.05	261,118	172	0.09	255,885	89	0.05
Savings Accounts	327,675	40	0.05	322,833	39	0.05	311,212	38	0.05	303,006	37	0.05	297,172	37	0.05	320,634	118	0.05	288,740	107	0.05
Time Deposits	148,652	71	0.19	152,811	70	0.18	158,289	74	0.19	161,859	78	0.19	165,324	78	0.19	153,215	215	0.19	171,052	245	0.19
Total Interest Bearing Deposits	1,494,433	530	0.14%	1,543,991	388	0.10%	1,609,314	281	0.07%	1,504,781	224	0.06%	1,495,578	223	0.06%	1,548,825	1,199	0.11%	1,494,517	655	0.06%

Short-Term Borrowings	9,920	15	0.59%	8,957	17	0.75%	12,810	45	1.43%	14,768	57	1.54%	12,162	43	1.39%	10,552	77	0.97%	44,147	91	0.28%
Subordinated Notes Payable	52,887	420	3.11	52,887	404	3.02	52,887	379	2.86	52,887	363	2.68	52,887	341	2.52	52,887	1,203	3.00	56,683	1,071	2.48
Other Long-Term Borrowings	15,427	115	2.95	16,065	117	2.93	14,468	99	2.77	17,473	129	2.93	23,629	177	2.98	15,324	331	2.89	26,031	599	3.07

Total Interest Bearing Liabilities	1,572,667	$1,080	0.28%	1,621,900	$926	0.23%	1,689,479	$804	0.20%	1,589,909	$773	0.20%	1,584,256	$784	0.20%	1,627,588	$2,810	0.24%	1,621,378	$2,416	0.20%

Noninterest Bearing Deposits	834,729			829,432			797,964			802,136			793,163			820,843			780,167
Other Liabilities	87,268			84,486			79,208			72,475			79,639			83,683			75,603

Total Liabilities	2,494,664			2,535,818			2,566,651			2,464,520			2,457,058			2,532,114			2,477,148

SHAREOWNERS' EQUITY:	285,296			281,661			278,489			278,943			277,407			281,840			278,131

Total Liabilities and Shareowners' Equity	$2,779,960			$2,817,479			$2,845,140			$2,743,463			$2,734,465			$2,813,954			$2,755,279

Interest Rate Spread		$21,595	3.37%		$20,799	3.25%		$20,006	3.14%		$20,335	3.27%		$19,603	3.15%		$62,400	3.25%		$58,641	3.15%

Interest Income and Rate Earned(1)		22,675	3.65		21,725	3.48		20,810	3.33		21,108	3.47		20,387	3.35		65,210	3.49		61,057	3.35
Interest Expense and Rate Paid(2)		1,080	0.17		926	0.15		804	0.13		773	0.13		784	0.13		2,810	0.15		2,416	0.13

Net Interest Margin		$21,595	3.48%		$20,799	3.33%		$20,006	3.21%		$20,335	3.34%		$19,603	3.23%		$62,400	3.34%		$58,641	3.22%

(1) Interest and average rates are calculated on a tax-equivalent basis using the 35% Federal tax rate.
(2) Rate calculated based on average earning assets.